UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2017

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (314) 342-3400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
As previously disclosed, on April 13, 2016, Peabody Energy Corporation, a Delaware corporation (the “Company”), and a majority of the Company’s wholly owned domestic subsidiaries, as well as one international subsidiary in Gibraltar (collectively with the Company, the “Debtors”), filed voluntary petitions under Chapter 11 of Title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Missouri (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases (collectively, the “Chapter 11 Cases”) are being jointly administered under the caption In re Peabody Energy Corporation, et al., Case No. 16-42529.

Also as previously disclosed, on December 22, 2016, the Debtors filed with the Bankruptcy Court a Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code and a related Disclosure Statement, and on January 25, 2017, the Debtors filed with the Bankruptcy Court the First Amended Joint Plan of Reorganization and the First Amended Disclosure Statement. On January 27, 2017, the Debtors filed with the Bankruptcy Court the Second Amended Joint Plan of Reorganization (as amended, the “Plan”) and the Second Amended Disclosure Statement (as amended, the “Disclosure Statement”) to address certain modifications resulting from a hearing before the Bankruptcy Court on January 26, 2017.  Thereafter, on January 27, 2017, the Bankruptcy Court issued an order approving the Disclosure Statement.  Also on January 27, 2017, the Bankruptcy Court issued an order approving the exit facility commitment letter, dated as of January 11, 2017, from Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Credit Suisse AG, Credit Suisse Securities (USA) LLC, Macquarie Capital Funding LLC and Macquarie Capital (USA) Inc. (the “Exit Facility Commitment Letter”).  The Exit Facility Commitment Letter was filed with the Bankruptcy Court on January 11, 2017 and previously disclosed on the Company’s Form 8-K filed with the SEC on January 12, 2017.

In connection with the financings contemplated by the Exit Facility Commitment Letter and the Plan, we are making available selected preliminary estimated results for the year ended December 31, 2016 as set forth in Exhibit 99.1 attached hereto.  The preliminary estimated financial information for the year ended December 31, 2016 is not final and does not reflect audit adjustments, if any, for the year ended December 31, 2016. Neither our independent registered public accounting firm nor any other independent registered public accounting firm has audited or reviewed the preliminary estimated financial information, nor have they expressed any opinion or any other form of assurance on the preliminary estimated results presented. As a result of the foregoing, while this information is presented with ranges that are considered reasonable by us, it is subject to change pending finalization. We may identify items or events that could occur after issuance of these preliminary results but prior to the issuance of our audited financial statements that would require us to make material adjustments to the financial information presented. Therefore, actual results may differ materially from our current expectations. The items that may change most significantly include asset impairment and income taxes as those items are highly judgmental and are still under review by management or could be impacted by events that occur prior to the issuance of our audited results.

The information furnished in this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Preliminary Estimated Results of Peabody Energy Corporation as provided on January 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

January 30, 2017	By: /s/ Amy B. Schwetz
Name: Amy B. Schwetz
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Preliminary Estimated Results of Peabody Energy Corporation as provided on January 30, 2017